Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285970
Registration No. 333-289395

PROSPECTUS SUPPLEMENT

(To prospectus dated April 1, 2025)

5,591,840 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,040,820 Shares of Common Stock

Class A Warrants to Purchase up to 3,316,330 Shares of Common Stock

Class B Warrants to Purchase up to 3,316,330 Shares of Common Stock

We are offering 5,591,840 shares of our common stock, par value $0.001 per share, and/or (in lieu of shares of our common stock for certain investors) pre-funded warrants to purchase up to 1,040,820 shares of our common stock, in each case, together with Class A warrants and Class B warrants (each, a “warrant” and collectively, “warrants”) to purchase up to an aggregate of 6,632,660 shares of our common stock, pursuant to this prospectus supplement and the accompanying prospectus. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the warrants and the pre-funded warrants.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ASMB.” On August 7, 2025, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $21.22 per share.

Each share of our common stock is being sold together with (i) one-half of one Class A warrant and (ii) one-half of one Class B warrant. The offering price for each share of our common stock, together with one-half of one Class A warrant and one-half of one Class B warrant, is $19.60. Each Class A warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable immediately and will expire upon the earlier of (i) five years from the date of issuance and (ii) the date that is 30 days after the public announcement that we have completed enrollment (of at least 200 patients total) for our Phase 2 clinical study evaluating ABI-5366 vs. valacyclovir. Each Class B warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable on or after November 15, 2026 and will expire on December 31, 2026, provided that each Class B warrant will automatically terminate in full and be extinguished and shall no longer be exercisable in the event that we publicly announce prior to November 15, 2026 that we have received at least $75 million in the aggregate of non-dilutive capital in connection with a collaboration agreement.

We are also offering to certain investors the opportunity to purchase, in lieu of shares of our common stock, pre-funded warrants. Each pre-funded warrant to purchase a share of our common stock is being sold together with (i) one-half of one Class A warrant and (ii) one-half of one Class B warrant. The offering price for each pre-funded warrant, together with one-half of one Class A warrant and one-half of one Class B warrant, is the same as the offering price for each share of our common stock and accompanying warrants, less $0.001. Each pre-funded warrant is exercisable to purchase one share of our common stock at an exercise price of $0.001 per share and is exercisable immediately.

The shares of common stock and the accompanying warrants, on the one hand, and the pre-funded warrants and the accompanying warrants, on the other hand, in each case, can only be purchased together in this offering but will be issued separately and not as a unit. There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect a market for either to develop. We do not intend to apply for listing of the warrants or the pre-funded warrants on The Nasdaq Global Select Market or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants or the pre-funded warrants will be limited. The shares of our common stock, the warrants, the pre-funded warrants and the shares of common stock issuable upon the exercise of the warrants and the pre-funded warrants are sometimes collectively referred to herein as the “securities.”

Concurrently with the closing of this offering, we intend to sell an aggregate of 2,295,920 shares of our common stock (the “Private Placement Shares”) and Class A warrants and Class B warrants exercisable to purchase up to a total of 2,295,920 shares of our common stock (the “Private Placement Warrants”) directly to Gilead Sciences, Inc. (“Gilead”) in a private placement, at the same price as the offering price for the shares of our common stock and accompanying warrants being offered in this offering (the “Concurrent Private Placement”). We expect to receive gross proceeds from the Concurrent Private Placement of approximately $45.0 million. The Private Placement Shares, the Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The closing of the Concurrent Private Placement is contingent upon the closing of this offering, and this offering is contingent upon the closing of the Concurrent Private Placement.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS, AND UNDER ITEM 1A. (“RISK FACTORS”) OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, AND ITEM 1A. (“RISK FACTORS”) OF OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2025 AND JUNE 30, 2025, WHICH ARE INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING ALL DOCUMENTS AND OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN, BEFORE DECIDING WHETHER TO PURCHASE ANY SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE AND ACCOMPANYING CLASS A/ CLASS B WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING CLASS A/ CLASS B WARRANT	TOTAL
Offering price	$19.600	$19.599	$129,999,095.180
Underwriting discounts and commissions(1)(2)	$1.176	$1.176	$7,799,945.711
Proceeds to Assembly Biosciences, Inc., before expenses(3)	$18.424	$18.423	$122,199,149.469

(1)	See “Underwriting” beginning on page S-26 of this prospectus supplement for a description of the compensation payable to the underwriters.
(2)	This does not include proceeds or fees related to the Concurrent Private Placement.
(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the warrants or the pre-funded warrants.

Delivery of the shares of common stock, warrants and pre-funded warrants is expected to be made on or about August 11, 2025 only in book-entry through the facilities of The Depository Trust Company.

Lead Book-Running Manager

Guggenheim Securities

Book-Running Manager

Mizuho

Prospectus Supplement dated August 8, 2025

Prospectus Supplement

Prospectus dated April 1, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference herein or therein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a subsequently filed document deemed incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are offering to sell, and seeking offers to buy, shares of our common stock, and/or pre-funded warrants, and accompanying warrants only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which such information is given), regardless of the time of delivery of any such document or the time of any sale of the common stock, and/or the pre-funded warrants, and the accompanying warrants. Our business, financial condition, results of operations and prospects may have changed materially since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus in making your investment decision. You should read both this prospectus supplement, the accompanying prospectus, any related free writing prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under the section titled “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used in this prospectus supplement, the terms “Assembly Bio,” “Assembly,” the “Company,” “we,” “our” and “us” refer to Assembly Biosciences, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain estimates, projections and other information concerning our industry, our business, and the markets for

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certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. Additionally, while such information has been obtained from sources believed to be reliable, there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information.

No action is being taken in any jurisdiction outside the United States to permit an offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the sections titled “Risk Factors” and the financial statements and accompanying notes and other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

We are a biotechnology company developing innovative therapeutics targeting serious viral diseases with the potential to improve the lives of patients worldwide. Our pipeline includes multiple clinical-stage investigational therapies, including: (1) two helicase-primase inhibitors targeting recurrent genital herpes; (2) an orally bioavailable hepatitis delta virus entry inhibitor; and (3) a highly potent next-generation capsid assembly modulator designed to disrupt the replication cycle of hepatitis B virus at several key points. Our pipeline also includes a novel, oral broad-spectrum non-nucleoside polymerase inhibitor targeting transplant-related herpesviruses, which is currently undergoing studies to enable a regulatory filing, and we have additional research programs against multiple antiviral targets.

Recent Developments

Concurrent Private Placement

Concurrently with the closing of this offering, we intend to sell the Private Placement Shares and the Private Placement Warrants directly to Gilead in the Concurrent Private Placement. We expect to receive gross proceeds from the Concurrent Private Placement of approximately $45.0 million. The Private Placement Shares, Private Placement Warrants and the Private Placement Warrant Shares are not being registered under the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The closing of the Concurrent Private Placement is contingent upon the closing of this offering, and this offering is contingent upon the closing of the Concurrent Private Placement.

We expect that the net proceeds from the Concurrent Private Placement and this offering will be sufficient to fund our planned operations for at least the next twelve months and therefore would address the substantial doubt as to our ability to continue as a going concern that was disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Interim Phase 1a Data from Clinical Study of ABI-6250

On August 6, 2025, we announced interim data from several cohorts from the ongoing Phase 1a clinical trial of ABI-6250, our orally bioavailable, small molecule hepatitis delta virus (HDV) entry inhibitor candidate.

In the cohorts evaluated to date, a mean half-life of four days was observed for ABI-6250 when dosed orally, supporting the target daily oral dosing profile. Additionally, dose-dependent elevations of total serum bile acids were seen over both single- and multiple-dose cohorts. These biomarker data indicate ABI-6250’s potent engagement of the sodium taurocholate cotransporting polypeptide target, the receptor used by HDV to infect hepatocytes, and inform the potential dose range for evaluation of antiviral activity in further studies in participants with chronic HDV infection.

As the study remains blinded, combined safety data for ABI-6250 and placebo recipients are reported. A grade 2 alanine transaminase elevation was observed in the cohort evaluating the highest single-dose level, and grade 1 elevations were seen at a low frequency in the other cohorts. All were self-limited and none were accompanied by bilirubin elevations or other markers of liver injury. Additional studies are planned to explore potential factors associated with these elevations given the role of ABI-6250’s target as a bile acid transporter. This assessment is expected to include further pharmacological characterization of ABI-6250 and may incorporate additional cohorts in this Phase 1a study. We expect to conduct these activities in parallel with preparations for Phase 2 clinical studies and the completion of ongoing chronic toxicology studies.

Interim Results from Phase 1b Clinical Study of ABI-5366

On August 8, 2025, we announced positive interim antiviral activity clinical outcomes, safety and pharmacokinetic (PK) results from a Phase 1b study evaluating ABI-5366, an investigational long-acting herpes simplex virus (HSV) helicase-primase inhibitor, in participants seropositive for HSV type 2 (HSV-2) with recurrent genital herpes.

For the powered antiviral endpoint, HSV-2 shedding, highly potent antiviral activity was observed with a 94% reduction compared to placebo (p<0.01) over the 29-day evaluation period in the cohort evaluating a 350 mg weekly dose. This reduction exceeds our target for the study of an 80%-85% reduction in HSV-2 shedding. For a secondary clinical endpoint of days with genital lesions, a 94% reduction in days with genital lesions compared to placebo (p<0.01) was observed with the 350 mg weekly dose. The number of samples with high viral load (i.e., >104 copies/mL HSV DNA), a potential surrogate for HSV-2 transmission and a secondary endpoint, was reduced by 98% compared to placebo (p<0.05) in this cohort.

ABI-5366 was observed to be well-tolerated at oral doses up to 350 mg weekly in participants seropositive for HSV-2 with recurrent genital herpes. The observed PK profile continues to support once-weekly dosing and the potential for once-monthly oral dosing regimens. With these data, we expect to move directly into Phase 2 clinical study preparation in parallel with completion of this Phase 1b study, which includes an ongoing cohort evaluating a monthly oral dosing regimen. The in-life portion of chronic toxicology studies of ABI-5366 are now complete and are expected to support longer-term dosing in Phase 2.

Corporate Information

Assembly Biosciences, Inc., formerly known as Ventrus BioSciences, Inc., was incorporated under the laws of the State of Delaware on October 7, 2005, originally under the name South Island BioSciences, Inc. Our executive offices are located at Two Tower Place, 7th Floor, South San Francisco, CA 94080 and our telephone number is (833) 509-4583. Our corporate website address is www.assemblybio.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may contain trademarks and trade names that are the property of their respective owners.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. For as long as we continue to be a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Common stock offered by us	5,591,840 shares of our common stock.

Pre-funded warrants offered by us	We are also offering to certain investors the opportunity to purchase, in lieu of shares of our common stock, pre-funded warrants to purchase up to 1,040,820 shares of our common stock. Each pre-funded warrant has an exercise price of $0.001 per share and is immediately exercisable. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. See “Description of Securities We Are Offering” on page S-16 of this prospectus supplement.

Warrants offered by us	Warrants to purchase an aggregate of up to 6,632,660 shares of our common stock. Each share of our common stock, and each pre-funded warrant, is being sold together with (i) one-half of one Class A warrant and (ii) one-half of one Class B warrant. Each Class A warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable immediately and will expire upon the earlier of (i) five years from the date of issuance and (ii) the date that is 30 days after the public announcement that we have completed enrollment (of at least 200 patients total) for our Phase 2 clinical study evaluating ABI-5366 vs. valacyclovir. Each Class B warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable on or after November 15, 2026 and will expire on December 31, 2026, provided that each Class B warrant will automatically terminate in full and be extinguished and shall no longer be exercisable in the event that we publicly announce prior to November 15, 2026 that we have received at least $75 million in the aggregate of non-dilutive capital in connection with a collaboration agreement.

The shares of common stock and the accompanying warrants, on the one hand, and the pre-funded warrants and the accompanying warrants, on the other hand, in each case, can only be purchased together in this offering but will be issued separately and not as a unit. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. See “Description of Securities We Are Offering” on page S-16 of this prospectus supplement.

Total common stock to be outstanding immediately after this offering and the Concurrent Private Placement	15,560,009 shares, assuming no exercise of any warrants or pre-funded warrants issued in this offering.

Concurrent Private Placement

Concurrently with the closing of this offering, we intend to sell Private Placement Shares and Private Placement Warrants directly to Gilead in the Concurrent Private Placement. The Private Placement Shares, Private Placement Warrants and the Private Placement Warrant Shares are not being registered under the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The closing of the Concurrent Private Placement is contingent upon the closing of this offering, and this offering is contingent upon the closing of the Concurrent Private Placement.

Use of proceeds	We expect to receive net proceeds from this offering and the Concurrent Private Placement of approximately $167.2 million, after deducting the estimated offering expenses payable by us. We plan to use the net proceeds from this offering and the Concurrent Private Placement for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 and under similar headings in the documents that are incorporated by reference, including specifically under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, for a discussion of the factors you should carefully consider before deciding to invest in our securities. See also “Where You Can Find More Information” on page S-35.

Nasdaq Global Select Market symbol	“ASMB”

Unless otherwise indicated, all information in this prospectus supplement relating to the number of shares of our common stock to be outstanding immediately after this offering is based on 7,672,249 shares of common stock outstanding as of June 30, 2025, and excludes:

•	the Private Placement Shares and the Private Placement Warrant Shares;

•	814,000 shares of our common stock issuable upon the exercise of outstanding warrants at a price of $17.00 per share;

•	1,204,723 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 with a weighted average exercise price of $43.63 per share;

•	326,414 shares of common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) as of June 30, 2025;

•	300 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025, at a weighted-average exercise price of $17.73 per share;

•	150 shares of common stock issuable upon the vesting and settlement of RSUs granted subsequent to June 30, 2025;

•	401,790 shares of common stock reserved for issuance pursuant to future awards under our equity incentive plans; and

•	120,721 shares of common stock reserved for future issuance under our employee stock purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the warrants offered and sold in this offering;

•	no exercise of the pre-funded warrants offered and sold in this offering;

•	no exercise of the Private Placement Warrants;

•	no exercise of any other outstanding warrants; and

•	no exercise or forfeiture of outstanding warrants or options, no grant of equity awards and no vesting and settlement of the outstanding RSUs described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline or the value of the warrants offered and sold in this offering could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering and the Concurrent Private Placement

We have broad discretion in the use of the net proceeds from this offering and the Concurrent Private Placement and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the Concurrent Private Placement , including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering, the Concurrent Private Placement, or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering and the Concurrent Private Placement in short-term investments that do not produce significant income or that may lose value. Such investments may not yield a favorable return to our stockholders.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets as of June 30, 2025 after subtracting our liabilities. Our net tangible book value as of June 30, 2025 was approximately $18.1 million, or $2.36 per share of our common stock, based upon 7,672,249 shares of common stock outstanding on June 30, 2025. Based on the combined offering price of $19.60 per share (or $19.599 per pre-funded warrant), together with the accompanying warrants, and after accounting for the effect of the Concurrent Private Placement, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $184.7 million, or approximately $11.87 per share of our common stock. As a result of this offering and the Concurrent Private Placement, investors purchasing shares of common stock in this offering will incur immediate dilution of $10.09 per share.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options, warrants and RSUs outstanding. The exercise of any of these outstanding options and warrants and the vesting and settlement of any of these RSUs would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

There is no public market for the warrants or the pre-funded warrants being offered in this offering.

There is no established public trading market for the warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Select Market. Without an active market, the liquidity of the warrants and the pre-funded warrants will be limited.

Holders of warrants and pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants or pre-funded warrants and acquire our common stock.

Until holders of the warrants and pre-funded warrants acquire shares of our common stock upon exercise of such warrants or pre-funded warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants or pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the warrants or pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

The warrants being offered may not have value.

The warrants being offered by us in this offering have an exercise price of $21.60 per share of common stock, subject to certain adjustments. The Class A warrants will expire upon the earlier of (i) five years from the date of issuance and (ii) the date that is 30 days after the public announcement that we have completed enrollment (of at least 200 patients total) for our Phase 2 clinical study evaluating ABI-5366 vs. valacyclovir. The Class B warrants are not exercisable until November 15, 2026 and will expire on December 31, 2026, provided that the Class B warrants will automatically terminate in full and be extinguished and shall no longer be exercisable in the event that we publicly announce prior to November 15, 2026 that we have received at least $75 million in the aggregate of non-dilutive capital in connection with a collaboration agreement. In the event that the market price of our common stock does not exceed the exercise price of the warrants during the period when they are exercisable, the warrants may not have any value.

We may not receive any additional funds upon the exercise of the warrants or pre-funded warrants being offered.

In certain limited circumstances, each warrant or pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the warrants or pre-funded warrants or if the warrants or pre-funded warrants altogether are not exercised at all.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants or pre-funded warrants that they hold.

Holders of the warrants or pre-funded warrants will not be entitled to exercise any portion of any warrant or pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants and the pre-funded warrants. As a result, you may not be able to exercise your warrants or pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants or pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants and pre-funded warrants.

Sales of, or the perception of sales of, a substantial number of shares of our common stock, including any shares issuable upon exercise of any warrants or pre-funded warrants, in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock, including any shares issuable upon exercise of any warrants or pre-funded warrants issued in this offering, in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales or perceived sales may have on the prevailing market price of our common stock. In addition, the sale of, or the perception of sales of, substantial amounts of our common stock could adversely impact its price. As of June 30, 2025, we had outstanding 7,672,249 shares of our common stock, options to purchase 1,204,723 shares of our common stock (of which 646,461 were exercisable as of that date), 326,414 shares of our common stock underlying RSUs and warrants exercisable to purchase 814,000 shares of our common stock. In addition, certain of our existing stockholders, including Gilead, have resale registration rights with respect to their shares of common stock, including the shares of common stock underlying their warrants. The sale or the availability for sale of, or the perception of upcoming or future sales of (including as a result of the filing of a resale registration statement), of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Although we have agreed that for a period of 90 days after the date of this prospectus supplement, subject to specified exceptions, neither we nor any of our subsidiaries will (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or (2) effect or enter into an agreement to effect any issuance of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock involving a variable rate transaction. These restrictions are subject to customary exceptions, including our ability to file a resale registration statement for Gilead or to issue shares of our common stock upon the exercise of any currently outstanding warrants. See “Underwriting” on page S-26 for more information.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants in connection with any indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents incorporated by reference, including statements regarding this offering, the concurrent Private Placement, the intended use of proceeds from this offering, the timing of commencement of future clinical studies involving our therapeutic product candidates, our ability to successfully complete, and receive favorable results in, clinical studies for our product candidates, our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would”, “might”, “hopes”, “forecast”, “design”, “goal” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus, any related free writing prospectus, as well as the information and the documents incorporated by reference herein and therein, and in particular those factors referenced in the sections titled “Risk Factors.”

This prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our ability to maintain financial resources and secure additional funding necessary to continue our research activities, clinical studies and other business operations in the near term or implement other strategies needed to alleviate our current substantial doubt about our ability to continue as a going concern;

•	our ability to realize the potential benefits of our collaboration with Gilead, including all financial aspects of the collaboration and equity investments;

•

our ability to initiate and complete clinical studies involving our therapeutic product candidates, including studies contemplated by our collaboration with Gilead, in the currently anticipated timeframes or at all;

•	safety and efficacy data from clinical or nonclinical studies may not warrant further development of our product candidates;

•	clinical and nonclinical data may not differentiate our product candidates from other companies’ candidates;

•	potential effects of changes in government regulation, including as a result of the change in U.S. administration in 2025;

•	results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies;

•	the consummation or closing of the Concurrent Private Placement;

•	our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing;

•	our anticipated use of proceeds from this offering and the Concurrent Private Placement; and

•	other risks identified from time to time in our reports filed with the SEC.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.”

The forward-looking statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering and the Concurrent Private Placement, after deducting the estimated offering expenses payable by us, will be approximately $167.2 million. We plan to use the net proceeds of this offering and the Concurrent Private Placement for general corporate purposes.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the combined offering price per share of our common stock, pre-funded warrants and warrants in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2025, we had net tangible book value of approximately $18.1 million, or $2.36 per share of our common stock, based upon 7,672,249 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 5,591,840 shares of common stock at a combined offering price of $19.60 per share, pre-funded warrants to purchase up to 1,040,820 shares of our common stock in this offering at the combined offering price of $19.599 per pre-funded warrant (which equals the offering price of the common stock less the $0.001 per share exercise price of each such pre-funded warrant and excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), in each case, together with accompanying warrants to purchase up to 6,632,660 shares of our common stock at an exercise price of $21.60 per share, and after giving effect to the sale of the Private Placement Shares and the Private Placement Warrants, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $184.7 million, or approximately $11.87 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $9.51 per share to our existing stockholders and an immediate dilution of $10.09 per share to investors participating in this offering at the combined offering price.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the combined offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Combined offering price per share	$19.60
Historical net tangible book value per share as of June 30, 2025	$2.36
Increase in net tangible book value per share attributable to new investors purchasing shares and warrants and pre-funded warrants in this offering and the Private Placement Shares and the Private Placement Warrants in connection with the Concurrent Private Placement	$9.51
As adjusted net tangible book value per share after giving effect to this offering	$11.87
Dilution per share to investors in this offering	$10.09

Assuming the warrants, pre-funded warrants and the Private Placement Warrants were immediately exercised, this would result in an as adjusted net tangible book value per share of $14.79, which represents a dilution per share to new investors of $7.17 and an increase in net tangible book value per share to existing shareholders of $12.43.

The table and discussion above are based on 7,672,249 shares of common stock outstanding as of June 30, 2025, and exclude:

•	814,000 shares of our common stock issuable upon the exercise of outstanding warrants at a price of $17.00 per share;

•	1,204,723 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 with a weighted average exercise price of $43.63 per share;

•	326,414 shares of common stock issuable upon the vesting and settlement of RSUs as of June 30, 2025;

•	300 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025, at a weighted-average exercise price of $17.73 per share;

•	150 shares of common stock issuable upon the vesting and settlement of RSUs granted subsequent to June 30, 2025;

•	401,790 shares of common stock reserved for issuance pursuant to future awards under our equity incentive plans; and

•	120,721 shares of common stock reserved for future issuance under our employee stock purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the warrants offered and sold in this offering;

•	no exercise of the pre-funded warrants offered and sold in this offering;

•	no exercise of the Private Placement Warrants;

•	no exercise of any other outstanding warrants; and

•	no exercise or forfeiture of outstanding warrants or options, no grant of equity awards and no vesting and settlement of the outstanding RSUs described above.

To the extent that any options, warrants or pre-funded warrants are exercised, any RSUs vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

We expect to continue to raise capital when and as needed and at the time and in the manner most advantageous to us. To the extent that additional capital is raised through the sale of equity, equity-linked, convertible debt securities or other securities that are exercisable for, or convertible into, shares of our common stock, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors. Investors should not purchase our securities with the expectation of receiving cash dividends.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See “Description of Securities” in the accompanying prospectus, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 incorporated by reference herein, for more information regarding our shares of common stock.

Warrants

The following summary of certain terms and provisions of the Class A warrants and the Class B warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the forms of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

The Class A warrants and the Class B warrants are identical, except for their duration and ability to be exercised at different times. Each warrant has an initial exercise price equal to $21.60 per share. Each Class A warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable immediately and will expire upon the earlier of (i) five years from the date of issuance and (ii) the date that is 30 days after the public announcement that we have completed enrollment (of at least 200 patients total) for our Phase 2 clinical study evaluating ABI-5366 vs. valacyclovir. Each Class B warrant is exercisable to purchase one share of our common stock at an exercise price of $21.60 per share, is exercisable on or after November 15, 2026 and will expire on December 31, 2026, provided that each Class B warrant will automatically terminate in full and be extinguished and shall no longer be exercisable in the event that we publicly announce prior to November 15, 2026 that we have received at least $75.0 million in the aggregate of non-dilutive capital in connection with a collaboration agreement. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment, as set forth in each warrant, in the event of stock dividends, stock splits, stock combinations or issuances by reclassification affecting our common stock and the exercise price.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder of the warrant will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% (or 4.99% at the election of the holder, or 19.99% in the case of a holder who beneficially owns more than 9.99% of our common stock immediately prior to the issue date) of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the warrant.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering, or the prospectus contained therein for, or an exemption from registration for, the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on The Nasdaq Global Select Market or any securities exchange or nationally recognized trading system.

Right as a Shareholder

The holders of the warrants (as a result of their warrants) do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby has an exercise price equal to $0.001 per share. The pre-funded warrants are immediately exercisable. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment, as set forth in the pre-funded warrant, in the event of stock dividends, stock splits, stock combinations or issuances by reclassification affecting our common stock and the exercise price. Notwithstanding the foregoing, in no event may the exercise price of the pre-funded warrant be adjusted below the par value of our shares of common stock then in effect.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% (or 4.99% at the election of the holder, or 19.99% in the case of a holder who beneficially owns more than 9.99% of our common stock immediately prior to the issue date) of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering, or the prospectus contained therein for, or an exemption from registration for, the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any securities exchange or nationally recognized trading system.

Right as a Shareholder

The holders of the pre-funded warrants (as a result of their pre-funded warrants) do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock and warrants (collectively, our “securities”). This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), investors that have elected the mark-to-market method of tax accounting, S corporations, regulated investment companies, real estate investment trusts, qualified foreign pension funds, partnerships (including other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or investors holding our securities through such entities, passive foreign investment companies, controlled foreign corporations, investors that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, expatriates, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or any minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities that, for U.S. federal income tax purposes is:

1.	an individual who is a United States citizen or resident of the United States;

2.

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

3.	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

4.

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of our securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS.

Characterization of the Pre-Funded Warrants

The IRS has ruled that a purchaser of a deeply in-the-money call option assumes the benefits and burdens of ownership of the underlying stock, and hence should be treated as owning such underlying stock for U.S. federal income tax purposes. The Company believes that the pre-funded warrants represent the beneficial ownership of the corresponding shares of common stock for U.S. federal income tax purposes and the Company intends to treat the pre-funded warrants as such. Accordingly, the discussion under “U.S. Federal Income Tax Considerations” assumes a pre-funded warrant represents the beneficial ownership of a share of common stock for U.S. federal income tax purposes. Holders of pre-funded warrants should refer to the discussions below under “U.S. Holders” and “Non-U.S. Holders,” as applicable, pertaining to the ownership and disposition of our common stock for the U.S. federal income tax consequences to them of owning and disposing of the pre-funded warrants.

U.S. Holders

Allocation of Purchase Price Among Shares and Warrants

Because our common stock is sold together with the accompanying warrants, a purchaser of shares of our common stock and the accompanying warrants must allocate its purchase price between each share of our common stock and the accompanying warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes for each share of our common stock and warrant. A U.S. Holder’s allocation of the purchase price is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a U.S. Holder’s allocation. Each U.S. Holder should consult its tax advisor regarding the allocation of the purchase price among the shares of common stock and warrants.

Distributions on Our Common Stock

We have not paid and do not anticipate paying dividends. However, any dividends we pay to U.S. Holders will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of common stock. Any remaining excess generally will be treated as gain realized on the sale or other taxable disposition of such shares of common stock and will be treated as described below under “U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Dividends we pay to a corporate U.S. Holder will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at a lower capital gain tax rate.

Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

Upon a sale, exchange or other taxable disposition of shares of common stock or warrants, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s tax basis in such share of our common stock or warrants. Such gain or loss will generally be treated as long-term capital gain or loss if the shares of common stock or warrants are held by the U.S. Holder for more than one year at the time of such disposition. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of the warrant will generally be an amount equal to the sum of (i) the U.S. Holder’s adjusted tax basis in the warrant and (ii) the exercise price of such warrant. A U.S. Holder’s adjusted tax basis in a warrant generally is equal to the U.S. Holder’s initial investment in the warrant, increased by any constructive distributions that are treated as dividends and decreased by any constructive distributions treated as returns of capital. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not entirely clear under current tax law. A cashless exercise may not be subject to tax, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the common stock received would generally equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of warrants having a value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the warrants deemed exercised and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus supplement captioned “Description of Securities We Are Offering—Warrants—Fundamental Transaction.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us (as described above under “U.S. Holders—Distributions on Our Common Stock”) equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our common stock, unless the U.S. Holder is an exempt recipient (provided that, in the case of dividends paid to such exempt recipient, the exempt recipient is not subject to backup withholding under Section 3406 of the Code). Backup withholding may apply to such payments if the

U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Allocation of Purchase Price Between Shares and Warrants

If it is relevant for a non-U.S. Holder to determine its tax basis in shares of common stock or warrants for U.S. federal income tax purposes, a non-U.S. Holder will determine such tax basis based on the allocation of the purchase price as described under “U.S. Holders—Allocation of Purchase Price Between Shares and Warrants” above.

Distributions on Our Common Stock

We have not paid and do not anticipate paying dividends. However, any dividends we pay to a non-U.S. Holder with respect to shares of our common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. Holder must certify as to its non-U.S. status, that no withholding is required pursuant to FATCA (discussed below), and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to United States persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax” unless the non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other taxable disposition of our common stock or warrants or an expiration of our warrants unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes, but there can be no assurance in that regard.

Gain described in the first bullet point above will be subject to tax at the generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties. If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at the generally applicable U.S. federal income tax rates, and certain withholding requirements may apply. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities We Are Offering—Warrants—Fundamental Transaction.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding provided the applicable withholding agent does not have actual knowledge or reason to know the non-U.S. Holder is a U.S. person and the non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or other applicable IRS form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding generally will apply (at a current rate of 24%) to the proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers, unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the non-U.S. Holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of shares of our common stock (or constructive dividends on our warrants) held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury (the “Treasury”) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares (or warrants) or accounts are held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our common stock or warrants is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our common stock (or constructive dividends on our warrants) held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Prospective investors are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement between us and Guggenheim Securities, LLC, as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of respective shares of common stock, pre-funded warrants and accompanying warrants shown opposite its name below:

UNDERWRITERS	NUMBER OF SHARES AND ACCOMPANYING CLASS A WARRANT AND CLASS B WARRANTS	NUMBER OF PRE-FUNDED WARRANTS AND ACCOMPANYING CLASS A WARRANT AND CLASS B WARRANTS
Guggenheim Securities, LLC	4,473,472	832,656
Mizuho Securities USA LLC	1,118,368	208,164

Total	5,591,840	1,040,820

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock, pre-funded warrants and accompanying warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock, pre-funded warrants and accompanying warrants subject to their acceptance of the shares of common stock, pre-funded warrants and accompanying warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock, accompanying warrants and pre-funded warrants to at the offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.7056 per share of common stock and accompanying warrant, and $0.7056 per pre-funded warrant and accompanying warrant. After the offering, the offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	PER SHARE AND ACCOMPANYING CLASS A / CLASS B WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING CLASS A / CLASS B WARRANT	TOTAL
Offering price	$19.600	$19.599	$129,999,095.180
Underwriting discounts and commissions(1)	$1.176	$1.176	$7,799,945.711
Proceeds to Assembly Biosciences, Inc., before expenses(1)	$18.424	$18.423	$122,199,149.469

(1)	This does not include proceeds or fees related to the Concurrent Private Placement.

We are offering to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, up to 19.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the holder, up to 19.99%), pre-funded warrants to purchase such excess shares of our common stock. Each pre-funded warrant has an exercise price of $0.001. The purchase price for each such pre-funded warrant equals the per share offering price for the common stock in this offering less the $0.001 per share exercise price of each such pre-funded warrant.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $750,000. The underwriters have agreed to reimburse us for certain of our expenses.

Upon any exercise of the warrants issued in this offering, we have agreed to pay the underwriters a cash fee equal to 6.0% of the aggregate gross proceeds received upon the exercise of the warrants in accordance with the Financial Industry Regulatory Authority Rule 5110(g)(10).

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ASMB”. There is no established public trading market for the warrants or pre-funded warrants, and we do not expect a market to develop. We do not intend to list the warrants or pre-funded warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

For 90 days after the date of this prospectus supplement (the “Lock-up Period”), without first obtaining the written consent of the representative, we have agreed that we will not (i) sell, offer to sell, contract to sell or lend any shares of common stock or related securities; (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of common stock or related securities; (iii) pledge, hypothecate or grant any security interest in any shares of common stock or related securities; (iv) in any other way transfer or dispose of any shares of common stock or related securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of common stock or related securities; (vii) submit or file any registration statement under the Securities Act in respect of any shares of common stock or related securities (other than as contemplated by this prospectus supplement); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated by the underwriting agreement, (B) issue shares of common stock or options to purchase shares of common stock, or issue shares of common stock upon exercise of warrants or options, pursuant to any warrant, stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement and the accompanying prospectus, (C) file a registration statement on Form S-3 registering (i) securities acquired by Gilead in connection with the Concurrent Private Placement or (ii) securities acquired by Gilead in the private placement offering in June 2024 described in the registration statement of which this prospectus supplement forms a part, and (D) issue shares of common stock or related securities in connection with the Concurrent Private Placement of such securities to Gilead.

Our executive officers and directors have also agreed during the Lock-Up Period, subject to specified exceptions, not to directly or indirectly:

•	sell or offer to sell any shares of common stock or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act);

•	enter into any swap;

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•	publicly disclose the intention to do any of the foregoing.

Guggenheim Securities, LLC may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of common stock securities prior to the expiration of the Lock-Up Period.

The foregoing restrictions do not apply to: (i) transfers of shares or related securities by gift to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member, provided that (A) such transfer is not for value, (B) if required during the Lock-Up Period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (i), and (C) the securityholder does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; (ii) transfers by the securityholders by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the securityholders and/or a family member; (iii) transfers by the securityholders by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (iv) the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that (A) such plan does not permit transfers by the securityholders during the Lock-Up Period and (B) to the extent a public announcement of filing under the Exchange Act, if any, is required by or behalf of the securityholders or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfers by the securityholders may be made under such plan during the Lock-Up Period; (v) transfers by the securityholder pursuant to a sale of or an offer to purchase 100% of our common stock in a transaction approved by us, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties, provided that in the event that the merger, tender offer or other such transaction is not completed, the shares of common stock and related securities owned by the securityholder shall remain subject to the restrictions contained in the lock-up agreement; (vi) the transfer of the undersigned’s shares or related securities upon the exercise of options to cover tax withholding obligations in connection with such exercise or for the primary purpose of paying the exercise price of options to acquire shares in each case pursuant to our Second Amended and Restated Employee Stock Purchase Plan, provided that any shares or related securities received as a result of such exercise shall remain subject to the restrictions described above; (vii) if the securityholder is a non-individual, transfers of shares of common stock or related securities to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partners, general partners, limited liability company members or stockholders of the securityholder, or, if the securityholder is a corporation, to any wholly owned subsidiary of such corporation, if, in any such case, such transfer is not for value; or (viii) transfer by the securityholder to a charitable trust.

Notwithstanding the foregoing, in the case of any transfer described in clauses (i), (ii), (vi) and (vii) above, it shall be a condition to such transfer that (A) any such transferee executes and delivers to the representative a lock-up agreement stating that such transferee is receiving and holding such shares of common stock or related securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such shares of common stock or related securities, engage in any swap or engage in any other activities restricted under the lock-up agreement; and (B) except in the case of clause (i) above, prior to the expiration of the Lock-Up Period, no public disclosure or filing by any party under the Exchange Act, shall be required or shall be made voluntarily, reporting a reduction in beneficial ownership of shares of common stock or related securities in connection with such transfer.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares, accompanying warrants or pre-funded warrants may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”).

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“FIEL”) (Law No. 25 of 1948 of Japan, as amended), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

The validity of the common stock and accompanying warrants, and the pre-funded warrants, offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and any related Item 9.01 of Form 8-K).

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May  8, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 20, 2025, June 9, 2025, June 25, 2025 and August 6, 2025 (Item 8.01 only); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December  10, 2010, including any amendment or report filed by us for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 and any related Item 9.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Assembly Biosciences, Inc.

Two Tower Place, 7th Floor

South San Francisco, California 94080

Attn: Corporate Secretary

(833) 509-4584

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

Prospectus

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

and

Units

We may offer, issue and sell, together or separately, from time to time in one or more offerings: shares of our common stock; shares of our preferred stock, which may be issued in one or more series; debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities; warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities; and/ or units. We may offer these securities separately or together in units. We will specify the terms of the securities being offered in one or more prospectus supplements and/or any related free writing prospectuses, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

The aggregate offering price of all securities sold by us under this prospectus may not exceed $250,000,000.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ASMB.” On March 19, 2025, the last reported sale price of our common stock as reported on The Nasdaq Global Select Market was $10.85 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which such information is given), regardless of the time of delivery of any such document or the time of any sale of any security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement and any related free writing prospectus, and the documents incorporated by reference herein and therein, may contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. Additionally, while such information has been obtained from sources believed to be reliable, there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Assembly Bio,” “Assembly,” the “Company,” “we,” “our” and “us” refer to Assembly Biosciences, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2024;

•	our Current Report on Form 8-K, filed with the SEC on January 3, 2025 and February 20, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 10, 2010, including any amendment or report filed by us for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Assembly Biosciences, Inc.

Two Tower Place, 7th Floor

South San Francisco, California 94080

Attn: Corporate Secretary

(833) 509-4584

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the information and documents incorporated by reference herein and therein, and in particular those factors referenced in the section “Risk Factors.”

Forward-looking statements include, but are not limited to, statements about:

•	our ability to maintain financial resources necessary to continue our research activities, clinical studies and other business operations;

•	our ability to realize the potential benefits of our collaboration with Gilead, including all financial aspects of the collaboration and equity investments;

•

our ability to initiate and complete clinical studies involving our therapeutic product candidates, including studies contemplated by our collaboration with Gilead, in the currently anticipated timeframes or at all;

•	safety and efficacy data from clinical or nonclinical studies may not warrant further development of our product candidates;

•	clinical and nonclinical data presented at conferences may not differentiate our product candidates from other companies’ candidates

•	potential effects of changes in government regulation, including as a result of the change in U.S. administration in 2025; and

•	results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies.

The forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or events to be materially different from the plans, intentions and expectations expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and the section of this prospectus and any applicable prospectus supplement titled “Risk Factors.”

The forward-looking statements in this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change.

However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

THE COMPANY

We are a biotechnology company developing innovative therapeutics targeting serious viral diseases with the potential to improve the lives of patients worldwide. Our pipeline includes multiple clinical-stage investigational therapies, including: (1) two helicase-primase inhibitors (HPI) targeting recurrent genital herpes; (2) an orally bioavailable hepatitis delta virus (HDV) entry inhibitor; and (3) a highly potent next-generation capsid assembly modulator (CAM) designed to disrupt the replication cycle of hepatitis B virus (HBV) at several key points. Our pipeline also includes a novel, oral broad-spectrum non-nucleoside polymerase inhibitor (NNPI) targeting transplant-related herpesviruses, which is currently undergoing studies to enable a regulatory filing, and we have additional research programs against multiple antiviral targets.

Our current business strategy focuses on applying our deep research and development expertise in virology to bring next-generation therapeutics to patients in areas of high unmet medical need and significant market opportunities and rapidly advance our portfolio towards near-term clinical readouts:

•

Recurrent Genital Herpes (HSV-1, HSV-2) – Advancing two investigational long-acting HPI candidates, (1) ABI-5366 (5366) and (2) ABI-1179 (1179), through on-going Phase 1a/1b clinical studies, with interim Phase 1b results evaluating dosing in participants with recurrent genital herpes for both 5366 and 1179 anticipated in fall 2025.

•

HDV – Advancing an orally bioavailable HDV entry inhibitor, ABI-6250 (6250), through an ongoing Phase 1a clinical study, with interim safety, pharmacokinetics (PK) and biomarker data expected in the third quarter of 2025.

•	HBV – Advancing our novel next-generation CAM, ABI-4334 (4334), through an ongoing Phase 1b clinical study, with efficacy, safety and PK data expected in the first half of 2025.

•	Transplant-Associated Herpesviruses – Advancing ABI-7423 (7423), our oral broad-spectrum NNPI targeting transplant-associated herpesviruses through studies to enable a regulatory filing.

•	Research and Discovery – Continue to leverage the expertise of our research team to identify new viral targets and novel compounds to address significant unmet medical needs.

We have recruited an accomplished leadership team and research and development organization, with a collective team track record of over 15 approved drugs across multiple viral diseases. Our collaboration with Gilead Sciences, Inc. also brings us an industry-leading partner and brings together the teams’ expertise in virology and provides an established partner for late-stage development and commercialization.

Our Clinical Programs and Regulatory Filing-Enabling Program

Since the beginning of 2024, we have initiated: (1) both the Phase 1a and Phase 1b portions of a Phase 1a/b study of 5366, long-acting HPI for recurrent genital herpes; (2) the Phase 1a portion of a Phase 1a/b study of 1179, also a long-acting HPI for recurrent genital herpes; (3) a Phase 1a study of 6250, an orally bioavailable HDV entry inhibitor; and (4) a Phase 1b study of 4334, a highly potent, next-generation CAM for chronic HBV infection. We expect to initiate the Phase 1b portion of the Phase 1a/b study of 1179 in the first half of 2025.

We announced interim results from the Phase 1a portion of the 5366 study in September 2024, interim results from the Phase 1b study of 4334 in December 2024 and interim results from the Phase 1a portion of the 1179 study in February 2025.

In addition, during December 2024, we identified a development candidate, 7423, in our broad-spectrum NNPI program targeting transplant-associated herpesviruses.

Research Programs

In addition to our investigational therapy programs that have nominated development candidates and have advanced into clinical studies or CTA-enabling studies, our research team continues to actively focus on proprietary research to discover and develop novel antivirals to treat serious viral diseases.

We currently have corporate and administrative offices and research laboratory space in South San Francisco, California.

Assembly Biosciences, Inc., formerly known as Ventrus BioSciences, Inc., was incorporated under the laws of the State of Delaware on October 7, 2005, originally under the name South Island Biosciences, Inc. On July 11, 2014, we acquired Assembly Pharmaceuticals, Inc., a private company (the Merger). In connection with the Merger, we changed our name from Ventrus Biosciences, Inc. to Assembly Biosciences, Inc.

Our principal executive office is located at Two Tower Place, 7th Floor, South San Francisco, California 94080 and our telephone number is (833) 509-4583. We maintain a website at www.assemblybio.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, if applicable, and possible business acquisitions.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants and subscription rights that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Assembly Bio,” “Assembly,” the “Company,” “we,” “our” and “us” refer to Assembly Biosciences, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our certificate of incorporation proposed by our board of directors and approved by a majority of outstanding shares voted on the issue at a meeting of our stockholders at which a quorum exists.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights.

The holders of common stock are entitled to receive ratable dividends, if any, payable when and as declared by our board of directors or any authorized committee thereof out of assets or funds legally available therefor, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. The rights of holders of our common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part the form of any certificate of designation that describes the terms of any series of preferred stock we may offer.

This description and the applicable prospectus supplement and/or any related free writing prospectus may include the following terms, among others, where applicable:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

Certain provisions of the DGCL, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us or considering unsolicited tender offers or other unilateral takeover proposals to first negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Antitakeover Law

We are subject to the provisions of Section 203 of the DGCL (Section 203). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with such person’s affiliates and associates, owns, or did own within three years prior to such determination, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Charter Documents

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our certificate of incorporation and our bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our bylaws limit who may call special meetings of the stockholders. Our certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our bylaws provide that the number of directors on our board, which may range from three to ten directors, shall be exclusively fixed by our board, which has set the number of directors at seven. Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in our board resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) will be filled by a majority of our board then in office. Finally, our bylaws establish procedures and other terms and conditions, including advance notice procedures, regarding special meeting requests by stockholders holding in the aggregate at least 25% of our outstanding common stock, nomination of candidates for election as directors and stockholder proposals. These and other provisions of our certificate of incorporation, our bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Our bylaws also provide that the Court of Chancery of the State of Delaware (or if such court does not have jurisdiction, the Superior Court of Delaware, or if such other court does not have jurisdiction, the United States

District Court for the District of Delaware) will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision will not apply to litigation brought to enforce any liability or duty created by: the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings and, while the Delaware Supreme Court has upheld the validity of certain choice of forum provisions, it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ASMB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, NY 100045.

DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of such series, including any additional covenants or other terms or changes to existing covenants or other terms relating to such series, in a prospectus supplement and/or any related free writing prospectus. The prospectus supplement and/or any related free writing prospectus will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We urge you to read any prospectus supplement and/or any related free writing prospectus related to any series of debt securities we may offer under this prospectus, as well as the actual indenture and any related supplemental indenture or officer’s certificate containing the terms of the debt securities.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date on or prior to such issuance, between us and the trustee identified in the applicable prospectus supplement and/or any related free writing prospectus, each as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more indentures, dated as of a date on or prior to such issuance, between us and the trustee identified in the applicable prospectus supplement and/or any related free writing prospectus, each as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture.” We will refer to the trustee under the senior indenture or the subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). We have included copies of the forms of the indentures as exhibits to our registration statement of which this prospectus forms a part, however such forms will be amended and supplemented or replaced by one or more supplemental indentures or officer’s certificates or otherwise with respect to the specific terms of any series of debt securities we may offer.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in a prospectus supplement and/or any related free writing prospectus. The prospectus supplement and/or any related free writing prospectus relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement and/or any related free writing prospectus does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement and/or any related free writing prospectus. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities that may be issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement and/or any related free writing prospectus.

Unless we give you different information in the applicable prospectus supplement and/or any related free writing prospectus, the senior debt securities will be unsubordinated obligations and will be equal in right of payment with all of our other unsecured and unsubordinated indebtedness (if any). Payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement and/or any related free writing prospectus.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement and/or any related free writing prospectus for each offering may include the following terms, among others, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal, and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which such dates will be determined;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount or other premium, which is the amount in addition to principal and interest that is required to be paid to the holder of the debt security as a result of any redemption or repurchase or accelerated payment of such debt security, or the method for determining the make-whole amount or other premium;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem or repurchase the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of such securities, and the times and prices at which we must redeem, repay or purchase such securities as a result of such obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium or make-whole amount, or interest on, the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which such securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form, or both, and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on such security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which such securities may be exchanged for securities in registered form and vice versa, if permitted by applicable laws and regulations;

•

whether the debt securities are to be issuable initially in temporary global form and whether such securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities, and the manner in which interest shall be paid;

•	the identity of the depositary for debt securities in registered form, if such series are to be issuable as a global security;

•	the date as of which the debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first such security to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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the circumstances, if any, specified in the applicable prospectus supplement and/or any related free writing prospectus, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•

any provisions granting special rights to holders of the debt securities upon the occurrence of such events as specified in the applicable prospectus supplement and/or any related free writing prospectus;

•

if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of the debt securities necessary to require the trustee to take action;

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any deletions from, modifications of or additions to our events of default or covenants with regard to the debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture, as it may be replaced, amended or supplemented.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement and/or any related free writing prospectus will describe the U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement and/or any related free writing prospectus.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement and/or any related free writing prospectus, the debt securities will not contain any provisions that would (1) limit our ability to incur indebtedness or (2) afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, case law interpreting the term “substantially all” relies upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement and/or any related free writing prospectus regarding any deletions, modifications or additions to the events of default or covenants or other terms that are described above or below.

Payment

Unless we give you different information in the applicable prospectus supplement and/or any related free writing prospectus, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement and/or any related free writing prospectus. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States or in accordance with the applicable procedures of the Depository Trust Company (DTC) or any other applicable depository company.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement and/or any related free writing prospectus, the debt securities of any series will be issuable in a minimum denomination of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a book-entry position in the records of DTC or another depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

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exchange such debt securities for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•

surrender such debt securities for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent or, as applicable, comply with the applicable procedures of DTC or another depository company. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement and/or any related free writing prospectus refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to or (3) merge with or into any other entity, provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations to (a) pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence

Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of Taxes and Other Claims

The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent, (1) all taxes, assessments and governmental charges levied or imposed on us and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information

The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of debt securities.

Additional Covenants

The applicable prospectus supplement and/or any related free writing prospectus will set forth any of our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement and/or any related free writing prospectus states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on such debt security continuing for 30 days;

•	default in the payment of principal of, or any premium or make-whole amount on, such debt security at its stated maturity;

•	default in making any sinking fund payment as required for such debt security;

•

default in the performance or breach of any covenant or warranty in such debt security or in the indenture by us continuing for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•

a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor) having an aggregate principal amount of at least $30,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the stated maturity date or redemption date, if applicable;

•	adversely affect the right to convert any such debt security, if convertible;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to any such debt security, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of any such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture as permitted under an indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that any such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series; and

•	to make provisions with respect to a holder’s rights of conversion with respect to any series of debt securities that is convertible pursuant an indenture.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver that may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement and/or related free writing prospectus, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement and/or related free writing prospectus may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement and/or any related free writing prospectus or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement and/or any related free writing prospectus, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement and/or related free writing prospectus, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement and/or any related free writing prospectus, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, that are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement and/or any related free writing prospectus, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement and/or related free writing prospectus, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement and/or any related free writing prospectus may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement and/or related free writing prospectus. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement and/or any related free writing prospectus relating to such series. Global securities, if any, issued in the United States are expected to be deposited with DTC as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement and/or any related free writing prospectus relating to such series. We expect that unless the applicable prospectus supplement and/or related free writing prospectus provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement and/or any related free writing prospectus, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement and/or any related free writing prospectus relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement and/or any related free writing prospectus. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or related free writing prospectus.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in a prospectus supplement and/or any related free writing prospectus. If so described in a prospectus supplement and/or any related free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement and/or any related free writing prospectus related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement and/or any related free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements and/or any related free writing prospectus.

Issuance in Series

We may issue units in such amounts and in any number of distinct series. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement and/or any related free writing prospectus.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement and/or any related free writing prospectus.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement and/or any related free writing prospectus:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement and/or any related free writing prospectus states otherwise, we will issue each unit in global form (i.e., book-entry) only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement and/or any related free writing prospectus.

Unless the accompanying prospectus supplement and/or any related free writing prospectus states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement and/or any related free writing prospectus. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement and/or any related free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

5,591,840 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,040,820 Shares of Common Stock

Class A Warrants to Purchase up to 3,316,330 Shares of Common Stock

Class B Warrants to Purchase up to 3,316,330 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

Guggenheim Securities

Book-Running Manager

Mizuho

August 8, 2025